SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, D.C.

                            FORM 8-K

                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934


                           July 7, 1998
        Date of Report (date of earliest event reported)


                          BOATRACS, INC.
     (Exact Name of Registrant as Specified in its Charter)


    California            0-11038                 33-0644381
(State  or Other        (Commission           (IRS  Employer Iden-
 Jurisdiction of         File Number)          tification Number)
 Incorporation)


             10675 Sorrento Valley Road, Suite 200
                 San Diego, California  92121
            (Address of Principal Executive Offices
                      Including Zip Code)


                       (619) 657-0100
                (Registrant's Telephone Number,
                      Including Area Code)






                       Page 1 of 4 pages.

Item 2.  Acquisition or Disposition of Assets.

     On July 7, 1998, Boatracs, Inc., a California corporation (the "Company") acquired Enerdyne Technologies, Inc., a California corporation ("ET, Inc."). The acquisition was effected by means of a merger whereby Enerdyne was merged with and into the Company's wholly owned subsidiary, Boatracs Acquisition, Inc., a California corporation ("Boatracs Acquisition"). Boatracs Acquisition has changed its name to Enerdyne Technologies, Inc. ("Enerdyne") and will continue ET, Inc.'s business of providing versatile, high performance digital video compression products to the governmental and commercial markets.

     Pursuant to the terms of an Agreement and Plan of Reorganization dated as of July 7, 1998 (the "Merger Agreement"), by and between the Company, ET, Inc., and the shareholders of ET, Inc., the merger consideration paid to the shareholders of ET, Inc., which was agreed upon between the parties in arm's length negotiations, consisted of an aggregate of: (i) $1,953,800 in cash, (ii) $7,815,200 principal amount of senior promissory notes payable on July 7, 1999 and bearing interest at 8.5% per annum ("Senior Notes"), (iii) $1,953,800 principal amount of subordinated promissory notes ("Subordinated Notes") with specified minimum annual payments and any remaining amounts payable June 30, 2002 and bearing interest at 8.5% per annum,
(iv) 2,930,700 shares of Common Stock of the Company and (v) warrants ("Warrants") expiring on June 30, 2002 to purchase 488,450 shares of Common Stock of the Company at a purchase price of $2.00 per share. Subject to terms and conditions stated therein, the Senior Notes are secured by all of the assets of ET, Inc. and two of the Company's directors, officers and significant shareholders each severally guaranteed one-third of the unpaid principal balance of the Senior Notes as of July 7, 1999. The Company also agreed to satisfy the obligations of ET, Inc. regarding payments to its financial advisors through delivery of $46,200 in cash, $184,800 of Senior Notes, $46,200 of
Subordinated Notes, 69,300 shares of Common Stock and Warrants for the purchase of 11,550 shares of Common Stock.

     The funds for the cash payment were generated by the sale of a promissory note payable to the Company from the Company's president to an unrelated third party and from working capital.

     Irene Shinsato, one of the shareholders of ET, Inc., has been engaged for a one year term as President of Enerdyne and Scott Boden, the other shareholder of ET, Inc., has been employed for a two year term as Enerdyne's Chief Technical Officer. Pursuant to the terms of their employment agreements, the Company granted each of them a nonstatutory stock option, vesting on the expiration date of their respective employment agreements, to purchase 500,000 shares of the Company's common stock at an exercise price of $2.00 per share.

     The foregoing description of the transactions contemplated by the Merger Agreement, and the ancillary agreements entered into therewith, is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as an exhibit to this Form 8-K and incorporated herein by this reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Businesses Acquired.

To be filed by amendment within 60 days after date of this report.

(b) Pro Forma Financial Information.

To be filed by amendment within 60 days after date of this report.

(c) Exhibits

Exhibit
Number    Description

2.1 Agreement and Plan of Reorganization dated of July 7, 1998 by and between Boatracs, Inc., a California corporation, Enerdyne Technologies, Inc., a California corporation, Boatracs Acquisition, Inc., a California corporation, and Scott T. Boden and Irene Shinsato. Schedules and attachments to the Agreement and Plan of Reorganization are listed in the Index to Exhibits at the foot of the table of contents of the Agreement and Plan of Reorganization and are not included with this report. Boatracs, Inc. hereby undertakes to file the schedules and attachments upon request of the Commission.

10.1 (a)  Employment  Agreement dated July 7, 1998 between  Scott
          T. Boden and Enerdyne Technologies, Inc., a California corporation.

10.1 (b)  Option  Agreement dated July 7, 1998 between  Scott  T.
          Boden and Boatracs, Inc., a California corporation.

10.2 (a)  Employment  Agreement dated July 7, 1998 between  Irene
          Shinsato and Enerdyne Technologies, Inc., a California corporation.

10.2 (b)  Option  Agreement  dated July  7,  1998  between  Irene
          Shinsato and Boatracs, Inc., a California corporation.


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Dated:  July 21, 1998             Boatracs, Inc.


                                  By:/S/Jon Gilbert
                                    Jon Gilbert,
                                    President and Chief Executive Officer


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